UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 1, 2017

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2017, M. Elise Hyland was elected as a Director and as Senior Vice President and Chief Operating Officer of EQT Midstream Services, LLC (EQM General Partner), the general partner of EQT Midstream Partners, LP.  Effective as of the same day, Ms. Hyland was also elected as Senior Vice President, EQT Corporation (EQT) and President, Midstream.

Ms. Hyland joined EQT in April 2000 as a member of the Corporate Finance team, and held positions of increasing responsibility in finance, strategic planning, and customer service before being named President of Equitable Gas Company, a local distribution company previously owned by EQT, in 2007. She has held a variety of EQT management roles since that time; most recently Executive Vice President, Midstream & Mountain Valley Pipeline Operations for EQT’s midstream business.

Ms. Hyland will retire from her positions with EQT and the EQM General Partner by March 30, 2018. With Ms. Hyland’s pending retirement, an executive search firm has been hired to identify her replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

Date: March 1, 2017	By:	/s/ Steven T. Schlotterbeck
		Name:	Steven T. Schlotterbeck
		Title:	President and Chief Executive Officer